EXHIBIT 99.1

BJ’s Restaurants, Inc. Reports Fiscal 2019 Third Quarter Results

Increases Quarterly Cash Dividend by 8.3% to $0.13 Per Share

HUNTINGTON BEACH, Calif., Oct. 24, 2019 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ: BJRI) today reported financial results for its fiscal 2019 third quarter ended Tuesday, October 1, 2019.

Third Quarter 2019 Highlights Compared to Third Quarter 2018

  Total revenues grew 3.1% to $278.7 million
  Total restaurant operating weeks increased approximately 2.9%
  Comparable restaurant sales declined 0.3%
  Net income of $3.7 million compared to $8.5 million
    Third quarter 2019 net income was impacted by a $0.6 million expense related to the adoption of ASU 2016-02, regarding lease accounting
    Third quarter 2018 net income benefited from a $1.7 million excess tax benefit from equity awards
  Diluted net income per share of $0.18 compared to $0.39
    Third quarter 2019 diluted net income per share was impacted by a $0.03 expense related to the adoption of ASU 2016-02, regarding lease accounting
    Third quarter 2018 diluted net income per share benefited from a $0.08 excess tax benefit from equity awards

“Third quarter casual dining sales were soft across the industry,” commented Greg Trojan, Chief Executive Officer. “The challenging environment coupled with weakness in certain California markets and the impact of Hurricane Dorian, which affected approximately 10% of our restaurants, led to slightly negative comparable sales. Notwithstanding the challenging environment, our newest restaurants continue to exceed sales and profitability expectations as their weekly sales average outperformed our comparable restaurant sales for the quarter. We believe this is a testament to the strength of the BJ’s concept and brand and our prospects for future growth as we continue our national expansion.

“During the quarter we continued making important investments in the business focused on building future sales and improving our already strong operations-based culture. For example, the recently completed investments in our Gold Standard Kitchen Systems are improving our daily operations as reflected by solid increases in our speed of service and food scores from our guest surveys, increased kitchen labor productivity and recently improved retention rates for our hourly kitchen team members. As expected, the addition of our popular slow roasted tri tip sirloin to our Daily Brewhouse Specials has been well received by guests and has proven effective in building sales and driving value as reflected in a 1.5% rise in our guest survey value scores in the quarter. These investments, coupled with our other ongoing sales and productivity initiatives, will enable us to continue expanding our industry leading guest traffic per square foot.”

During the third quarter, the Company opened its first Connecticut location in the city of Manchester, as well as its sixth restaurant in the state of Indiana in Evansville. “We are on track to open our last two restaurants of the year in the fourth quarter, thereby achieving our goal of opening seven restaurants in fiscal 2019. As we look toward 2020, we currently plan to open eight to ten new restaurants. BJ’s development pipeline is in excellent shape and we remain committed to restaurant quality over restaurant quantity. This commitment combined with our ability to manage capital allocation priorities in the form of share repurchases, quarterly cash dividends, and sales building initiatives support our view of the tremendous value in the BJ’s concept and our ability to drive long-term value for shareholders,” concluded Trojan.

During the third quarter of 2019, the Company repurchased and retired approximately 1.1 million shares of its common stock at a cost of approximately $41.3 million. Since the Company’s first share repurchase authorization was approved in April 2014, BJ’s has repurchased and retired approximately 11.6 million shares at a cost of approximately $450.2 million. The Company has approximately $49.8 million available under its currently authorized share repurchase program.

The Company’s Board of Directors increased the Company’s quarterly cash dividend by 8.3% to $0.13 per share of common stock, payable November 25, 2019, to shareholders of record at the close of business on November 11, 2019. While the Company intends to pay quarterly cash dividends for the foreseeable future, dividends will be reviewed quarterly and declared by the Board of Directors at its discretion.

Investor Conference Call and Webcast

BJ’s Restaurants, Inc. will conduct a conference call on its third quarter 2019 earnings release today, October 24, 2019, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Senior management will discuss the financial results and host a question and answer session. In addition, a live audio webcast of the call will be accessible to the public on the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com, and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

About BJ’s Restaurants, Inc.

BJ’s Restaurants, Inc. (“BJ’s”) is a national brand with brewhouse roots and a menu where craft matters. BJ’s broad menu with over 140 offerings has something for everyone: slow-roasted entrees like prime rib, BJ’s EnLIGHTened Entrees® including Cherry Chipotle Glazed Salmon, signature deep dish pizza and the often imitated, but never replicated world-famous Pizookie® dessert. BJ’s has been a pioneer in the craft brewing world since 1996, and takes pride in serving BJ’s award-winning proprietary handcrafted beers, brewed at its brewing operations in five states and by independent third-party craft brewers. The BJ’s experience offers high-quality ingredients, bold flavors, moderate prices, sincere service and a cool, contemporary atmosphere. Founded in 1978, BJ’s owns and operates 207 casual dining restaurants. All restaurants offer dine-in, take-out, delivery and large party catering. BJ’s restaurants are located in 28 states: Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Michigan, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Virginia and Washington. For more BJ’s information, visit http://www.bjsrestaurants.com.

Forward-Looking Statements Disclaimer

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, construction cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other reasons, whether or not accurate, (vii) factors that impact California, Texas and Florida, where a substantial number of  our restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy requirements, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, (xxi) any failure of our information technology or security breaches with respect to our electronic systems and data, and (xxii) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.

BJ’s Restaurants, Inc.
Unaudited Consolidated Statements of Income
(Dollars in thousands except for per share data)

	Third Quarter Ended				Nine Months Ended
	October 1, 2019		October 2, 2018		October 1, 2019		October 2, 2018
Revenues	$278,739	100.0%	$270,268	100.0%	$870,383	100.0%	$836,425	100.0%
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	71,552	25.7	68,600	25.4	221,739	25.5	210,597	25.2
Labor and benefits	104,660	37.5	99,061	36.7	318,386	36.6	301,480	36.0
Occupancy and operating	64,921	23.3	61,102	22.6	191,005	21.9	177,678	21.2
General and administrative	14,272	5.1	14,661	5.4	47,153	5.4	45,643	5.5
Depreciation and amortization	18,163	6.5	17,686	6.5	53,644	6.2	52,760	6.3
Restaurant opening	970	0.3	403	0.1	2,028	0.2	1,835	0.2
Loss on disposal of assets	931	0.3	865	0.3	3,618	0.4	3,049	0.4
Total costs and expenses	275,469	98.8	262,378	97.1	837,573	96.2	793,042	94.8
Income from operations	3,270	1.2	7,890	2.9	32,810	3.8	43,383	5.2

Other income (expense):
Interest expense, net	(1,174)	(0.4)	(1,058)	(0.4)	(3,310)	(0.4)	(3,826)	(0.5)
Other income, net	125	-	239	0.1	1,363	0.2	220	-
Total other expense	(1,049)	(0.4)	(819)	(0.3)	(1,947)	(0.2)	(3,606)	(0.4)
Income before income taxes	2,221	0.8	7,071	2.6	30,863	3.5	39,777	4.8

Income tax (benefit) expense	(1,450)	(0.5)	(1,445)	(0.5)	136	-	(348)	-

Net income	$3,671	1.3%	$8,516	3.2%	$30,727	3.5%	$40,125	4.8%

Net income per share:
Basic	$0.18		$0.40		$1.49		$1.92
Diluted	$0.18		$0.39		$1.47		$1.87

Weighted average number of shares outstanding:
Basic	20,191		21,118		20,646		20,861
Diluted	20,441		21,807		20,963		21,500

Percentages reflected above may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)
	October 1, 2019 (unaudited)	January 1, 2019
Cash and cash equivalents	$24,373	$29,224
Total assets (1)	$1,058,202	$695,107
Total debt	$158,000	$95,000
Shareholders’ equity	$286,565	$309,221
(1) Total assets includes $374.1 million of lease right of use assets, as of the third quarter ended October 1, 2019, related to the adoption of ASU 2016-02.

BJ’s Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Third Quarter Ended				Nine Months Ended
	October 1, 2019		October 2, 2018		October 1, 2019		October 2, 2018
Stock-based compensation (1)
Labor and benefits	$685	0.2%	$577	0.2%	$1,698	0.2%	$1,699	0.2%
General and administrative	1,476	0.5	1,600	0.6	4,841	0.6	4,559	0.5
Total stock-based compensation	$2,161	0.8%	$2,177	0.8%	$6,539	0.8%	$6,258	0.7%

Operating Data
Comparable restaurant sales % change	(0.3%)		6.9%		1.3%		5.5%
Restaurants opened during period	2		1		5		4
Restaurants open at period-end	207		201		207		201
Restaurant operating weeks	2,681		2,604		7,957		7,751

                           (1)     Percentages represent percent of total revenues.

Note Regarding Non-GAAP Financial Measures

The Company is reporting below certain non-GAAP financial results and related reconciliations to the corresponding GAAP financial measures. These non-GAAP measures are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. These measures should only be used to evaluate the Company's results of operations in conjunction with corresponding GAAP measures.

Restaurant Level Operating Margin

Restaurant level operating margin, a non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of cost of sales, labor and benefits, and occupancy and operating costs. This performance measure includes only the costs that restaurant level managers can directly control and excludes other operating costs that are essential to conduct the Company’s business, as detailed in the table below. Management uses restaurant level operating margin as a supplemental measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate restaurant level operating margin differently than we do, restaurant level operating margin as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of income from operations to restaurant level operating margin for the third quarter and nine months ended October 1, 2019 and October 2, 2018 is set forth below:

Supplemental Financial Information – Restaurant Level Operating Margin
(Unaudited, dollars in thousands)

	Third Quarter Ended				Nine Months Ended
	October 1, 2019		October 2, 2018		October 1, 2019		October 2, 2018
Income from operations	$3,270	1.2%	$7,890	2.9%	$32,810	3.8%	$43,383	5.2%
General and administrative	14,272	5.1	14,661	5.4	47,153	5.4	45,643	5.5
Depreciation and amortization	18,163	6.5	17,686	6.5	53,644	6.2	52,760	6.3
Restaurant opening	970	0.3	403	0.1	2,028	0.2	1,835	0.2
Loss on disposal of assets	931	0.3	865	0.3	3,618	0.4	3,049	0.4
Restaurant level operating margin	$37,606	13.5%	$41,505	15.4%	$139,253	16.0%	$146,670	17.5%

Percentages above represent percent of total revenues and may not reconcile due to rounding.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA is a non-GAAP financial measure that represents the sum of net income, interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, other expense (income) and loss on disposal of assets detailed within the reconciliation below. Management uses Adjusted EBITDA as a supplemental measure of our performance. Management believes these measures are useful to investors in that they highlight cash flow and trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate these measures differently than we do, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

Supplemental Financial Information – Net Income to Adjusted EBITDA
(Unaudited, dollars in thousands)

	Third Quarter Ended				Nine Months Ended
	October 1, 2019		October 2, 2018		October 1, 2019		October 2, 2018
Net income	$3,671	1.3%	$8,516	3.2%	$30,727	3.5%	$40,125	4.8%
Interest expense, net	1,174	0.4	1,058	0.4	3,310	0.4	3,826	0.5
Income tax (benefit) expense	(1,450)	(0.5)	(1,445)	(0.5)	136	-	(348)	-
Depreciation and amortization	18,163	6.5	17,686	6.5	53,644	6.2	52,760	6.3
Stock-based compensation expense	2,161	0.8	2,177	0.8	6,539	0.8	6,258	0.7
Other (income), net	(125)	-	(239)	(0.1)	(1,363)	(0.2)	(220)	-
Loss on disposal of assets	931	0.3	865	0.3	3,618	0.4	3,049	0.4
Adjusted EBITDA	$24,525	8.8%	$28,618	10.6%	$96,611	11.1%	$105,450	12.6%

ASU 2016-02 Reconciliation

The following table illustrates the impact from the adoption of ASU 2016-02 on our results for the third quarter and nine months ended October 1, 2019. The Company believes the non-GAAP financial measure and reconciliation below provides analysts and others in the investment community a way to analyze and compare the Company’s results to prior period results in which ASU 2016-02 was not applied.

BJ’s Restaurants, Inc.
Supplemental Financial Information – ASU 2016-02, Leases, Reconciliation
(Dollars in thousands except for per share data)

	Third Quarter Ended
	October 1, 2019				October 2, 2018
	New Standard	Total Adjustments		Previous Standard	Previous Standard
Revenues	$278,739	$-		$278,739	$270,268
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	71,552	96	(1)	71,648	68,600
Labor and benefits	104,660	-		104,660	99,061
Occupancy and operating	64,921	(677)	(2)	64,244	61,102
General and administrative	14,272	-		14,272	14,661
Depreciation and amortization	18,163	-		18,163	17,686
Restaurant opening	970	-		970	403
Loss on disposal of assets	931	-		931	865
Total costs and expenses	275,469	(581)		274,888	262,378
Income from operations	3,270	581		3,851	7,890

Other income (expense):
Interest expense, net	(1,174)	-		(1,174)	(1,058)
Other income, net	125	-		125	239
Total other expense	(1,049)	-		(1,049)	(819)
Income before income taxes	2,221	581		2,802	7,071

Income tax benefit	(1,450)	-		(1,450)	(1,445)

Net income	$3,671	$581		$4,252	$8,516

Net income per share:
Basic	$0.18	$0.03		$0.21	$0.40
Diluted	$0.18	$0.03		$0.21	$0.39
Weighted average number of shares outstanding:
Basic	20,191	20,191		20,191	21,118
Diluted	20,441	20,441		20,441	21,807

(1)	Prior to the adoption of ASU 2016-02, this amount was recorded as “Cost of sales” expenses. Amount represents contract considerations, which is now required to be allocated to the lease and non-lease components and recorded as “Occupancy and operating” expenses.
(2)	Amount primarily represents the amortization of deferred sales-leaseback gain coupled with the contract consideration noted in footnote (1). Prior to the adoption of ASU 2016-02, sales-leaseback gains were deferred and amortized over the life of the lease as a credit to “Occupancy and operating” expenses.

BJ’s Restaurants, Inc.
Supplemental Financial Information – ASU 2016-02, Leases, Reconciliation
(Dollars in thousands except for per share data)

	Nine Months Ended
	October 1, 2019				October 2, 2018
	New Standard	Total Adjustments		Previous Standard	Previous Standard
Revenues	$870,383	$-		$870,383	$836,425
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	221,739	284	(1)	222,023	210,597
Labor and benefits	318,386	-		318,386	301,480
Occupancy and operating	191,005	(1,937)	(2)	189,068	177,678
General and administrative	47,153	-		47,153	45,643
Depreciation and amortization	53,644	-		53,644	52,760
Restaurant opening	2,028	-		2,028	1,835
Loss on disposal of assets	3,618	-		3,618	3,049
Total costs and expenses	837,573	(1,653)		835,920	793,042
Income from operations	32,810	1,653		34,463	43,383

Other income (expense):
Interest expense, net	(3,310)	-		(3,310)	(3,826)
Other income, net	1,363	-		1,363	220
Total other expense	(1,947)	-		(1,947)	(3,606)
Income before income taxes	30,863	1,653		32,516	39,777

Income tax expense (benefit)	136	-		136	(348)

Net income	$30,727	$1,653		$32,380	$40,125

Net income per share:
Basic	$1.49	$0.08		$1.57	$1.92
Diluted	$1.47	$0.08		$1.54	$1.87
Weighted average number of shares outstanding:
Basic	20,646	20,646		20,646	20,861
Diluted	20,963	20,963		20,963	21,500

(1)	Prior to the adoption of ASU 2016-02, this amount was recorded as “Cost of sales” expenses. Amount represents contract considerations, which is now required to be allocated to the lease and non-lease components and recorded as “Occupancy and operating” expenses.
(2)	Amount primarily represents the amortization of deferred sales-leaseback gain coupled with the contract consideration noted in footnote (1). Prior to the adoption of ASU 2016-02, sales-leaseback gains were deferred and amortized over the life of the lease as a credit to “Occupancy and operating” expenses.